EXHIBIT 21

                                   EXHIBIT 21



                           Subsidiaries of the Company





Subsidiaries              Percentage Owned      Jurisdiction of Incorporation
------------              ----------------      -----------------------------

Sun National Bank             100%                     United States

Sun National Bank,            100%                     United States
Delaware

Med-Vine, Inc.(1)             100%                     Delaware

Sun Capital Trust             100%                     Delaware

Sun Capital Trust II          100%                     Delaware


---------------------------

(1)  Med-Vine, Inc. is a wholly-owned subsidiary of Sun National Bank.